UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2016

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Egalet Corporation (the “Company”) was held on June 15, 2016. A quorum was present at the Annual Meeting.  Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 29, 2016, were (1) the election of Mr. Timothy P. Walbert and Mr. Gregory Weaver as Class C directors to the Company’s board of directors; (2) an amendment to the Company’s 2013 Stock-Based Incentive Compensation Plan, as amended, to increase the number of shares of the Company’s common stock available for issuance thereunder by 2,600,000 shares; (3) the adoption of the Company’s Employee Stock Purchase Plan and the reservation of 750,000 shares of the Company’s common stock for issuance thereunder; and (4) the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. At the Annual Meeting, the Company’s stockholders approved the four proposals, and the final results were as follows:

(1)              Election of Timothy P. Walbert and Gregory Weaver as a Class C directors, to hold officer until the 2019 Annual Meeting of Stockholders:

Nominees	For	Withheld	Broker Non-Votes
Timothy P. Walbert	17,483,112	2,337,915	1,010,864
Gregory Weaver	19,721,207	99,820	1,010,864

(2)              Amendment to the Company’s 2013 Stock-Based Incentive Compensation Plan, as amended, to increase the number of shares of the Company’s common stock available for issuance thereunder by 2,600,000 shares:

For	Against	Abstain	Broker Non- Votes
19,705,783	88,834	26,410	1,010,864

(3)              Adoption of the Company’s Employee Stock Purchase Plan and the reservation of 750,000 shares of the Company’s common stock for issuance thereunder:

For	Against	Abstain	Broker Non-Votes
19,816,147	4,480	400	1,010,864

(4)              Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016:

For	Against	Abstain	Broker Non- Votes
20,830,676	600	615	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2016	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

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